As filed with the Securities and Exchange Commission on September 29, 2009

Registration Number 333-161220

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its Charter)

Delaware	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(908) 787-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

O’Connell Benjamin

President

Connell Corporate Center

300 Connell Drive, 5th Floor,

Berkeley Heights, New Jersey 07922

(908) 787-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Victor J. DiGioia, Esq.

Michael A. Goldstein, Esq.

Becker & Poliakoff, LLP

45 Broadway

New York, New York 10006

(212) 599-3322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (1)(3)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee (4)(5)
Common Stock, par value $0.001
Preferred Stock, par value $0.10
Warrants
Debt Securities
Total	$40,000,000		$40,000,000	$2,232

(1)	The securities being registered are an indeterminate number of shares of common stock, preferred stock, warrants to purchase common stock or preferred stock, or debt securities that may from time to time be issued at indeterminate prices with an aggregate maximum offering price not to exceed $40,000,000. Information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price is not specified by each class of securities being registered pursuant to General Instruction II.D. of Form S-3. Such amount represents the offering price of any shares of common stock or preferred stock, warrants to purchase common stock or preferred stock, the principal amount of any debt securities issued at their stated principal amount and the issue price rather than the principal amount of any debt securities issued at an original issue discount. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities that may become issuable under the terms of the securities being registered upon exercise or conversion of such securities or as a result of a stock dividend, stock split, or other recapitalization.

(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o).

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Authentidate Holding Corp. on August 10, 2009, and amended on September 25, 2009 (the “Registration Statement”) is being filed solely to amend Item 16 of Part II of the Registration Statement and to file Exhibits 5.1 and 23.1 identified therein.

No changes or additions are being made to Part I or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, Part I of the Registration Statement is omitted from this filing.

This Registration Statement relates to securities being registered pursuant to Rule 415 of the Securities Act of 1933, as amended, which may be offered from time to time on a delayed or continuous basis by Authentidate Holding Corp., a Delaware corporation. This Registration Statement contains a form of basic prospectus relating to Authentidate Holding Corp. which will be used in connection with an offering of securities by Authentidate Holding Corp. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Authentidate Holding Corp. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$2,232
Printing Expenses	5,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	25,000
FINRA Filing Fee	5,000
Miscellaneous	10,000

Total	$62,232

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. In addition, our bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Delaware. Our bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company. We have an insurance policy that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement §

3.1	Certificate of Incorporation of Registrant (1)

3.1.1	Certificate of Amendment to Certificate of Incorporation (2)

3.1.2	Certificate of Amendment to Amended Certificate of Incorporation (3)

3.2	Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock (4)

3.2.1	Certificate of Amendment of Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock (5)

3.3	By-Laws, as amended (6)

3.3.1	Amendment to By-laws (7)

4.1	Specimen of Common Stock Certificate (1)

4.2	Specimen of Series B Preferred Stock Certificate (8)

4.3	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock §

4.4	Form of Warrant §

4.5	Form of Senior Indenture**

4.6	Form of Subordinated Indenture**

4.7	Form of Senior Note §

4.8	Form of Subordinated Note §

5.1	Opinion of Becker & Poliakoff, LLP*

23.1	Consent of Becker & Poliakoff, LLP (included in Exhibit 5.1).*

23.2	Consent of Eisner LLP.**

24.1	Power of Attorney.**

25.1	Statement of Eligibility of Trustee under the Senior Indenture. §

25.2	Statement of Eligibility of Trustee under the Subordinated Indenture. §

*	Filed herewith.

**	Previously filed as an exhibit to this Registration Statement.

§	To be filed by amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference in connection with an offering of securities registered hereunder.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-18, File No. 33-46246-NY.

(2)	Incorporated by reference to Exhibit 3 to the Registrant’s definitive Proxy Statement dated February 16, 2001 as filed with the Securities and Exchange Commission.

(3)	Incorporated by reference to Exhibit C to the Registrant’s Definitive Proxy Statement dated December 31, 2003, as filed with the Securities and Exchange Commission.

(4)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-KSB dated October 4, 1999.

(5)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002.

(6)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

(7)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated November 15, 2007.

(8)	Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form SB-2, File No. 33-76494.

ITEM 17.	UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the Registrant is relying on Rule 430B:

A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Berkeley Heights, State of New Jersey on September 29, 2009.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
O’Connell Benjamin President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ O’Connell Benjamin O’Connell Benjamin	President (Principal Executive Officer)	September 29, 2009

/s/ J. Edward Sheridan* J. Edward Sheridan	Chairman of the Board	September 29, 2009

/s/ Charles C. Johnston* Charles C. Johnston	Director	September 29, 2009

/s/ John J. Waters* John J. Waters	Director	September 29, 2009

/s/ J. David Luce* J. David Luce	Director	September 29, 2009

/s/ Ranjit C. Singh* Ranjit C. Singh	Director	September 29, 2009

/s/ William A. Marshall* William A. Marshall	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 29, 2009

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the Securities and Exchange Commission herewith, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ O’Connell Benjamin
O’Connell Benjamin, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement §

3.1	Certificate of Incorporation of Registrant (1)

3.1.1	Certificate of Amendment to Certificate of Incorporation (2)

3.1.2	Certificate of Amendment to Amended Certificate of Incorporation (3)

3.2	Certificate of Designation of Series B Convertible Preferred Stock (4)

3.2.1	Certificate of Amendment of Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock (5)

3.3	By-Laws, as amended (6)

3.3.1	Amendment to By-laws (7)

4.1	Specimen of Common Stock Certificate (1)

4.2	Specimen of Series B Preferred Stock Certificates (8)

4.3	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock §

4.4	Form of Warrant §

4.5	Form of Senior Indenture**

4.6	Form of Subordinated Indenture**

4.7	Form of Senior Note §

4.8	Form of Subordinated Note §

5.1	Opinion of Becker & Poliakoff, LLP*

23.1	Consent of Becker & Poliakoff, LLP (included in Exhibit 5.1).*

23.2	Consent of Eisner LLP.**

24.1	Power of Attorney (included on signature page).**

25.1	Statement of Eligibility of Trustee under the Senior Indenture. §

25.2	Statement of Eligibility of Trustee under the Subordinated Indenture. §

*	Filed herewith.

**	Previously filed as an exhibit to this Registration Statement.

§	To be filed by amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference in connection with an offering of securities registered hereunder.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-18, File No. 33-46246-NY.

(2)	Incorporated by reference to Exhibit 3 to the Registrant’s definitive Proxy Statement dated February 16, 2001 as filed with the Securities and Exchange Commission.

(3)	Incorporated by reference to Exhibit C to the Registrant’s Definitive Proxy Statement dated December 31, 2003, as filed with the Securities and Exchange Commission.

(4)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-KSB dated October 4, 1999.

(5)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002.

(6)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

(7)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated November 15, 2007.

(8)	Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form SB-2, File No. 33-76494.